Exhibit 10.3.8.5

THIRD AMENDMENT

TO

EMPLOYMENT AGREEMENT

BY AND AMONG

WESTAFF SUPPORT, INC., WESTAFF, INC., AND DWIGHT S. PEDERSEN

The Employment Agreement effective as of January 14, 2002, by and among Westaff Support, Inc. (the “Company”), Westaff, Inc. (“Westaff”) and Dwight S. Pedersen (the “Executive”) and amended effective June 30, 2003 and June 30, 2004, is hereby further amended as follows, effective upon approval of the applicable resolution of the Primary Committee of the Board of Westaff.

1.               Item 2 in Exhibit 1 to the Employment Agreement (the definition of “Change of Control”) is deleted in its entirety and replaced with the following:

“‘Change in Control’ is defined as — a change in ownership or control of the Company’s Parent, Westaff (USA), Inc., or Westaff effected through any of the following transactions:

(i)             any transaction or series of related transactions as a result of which any person or related group of persons initially becomes the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s Parent  or Westaff’s then outstanding voting securities.  For purposes of this sub-paragraph, the term “person” shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of  Westaff or of a subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of Westaff in substantially the same proportions as their ownership of the common stock of Westaff;

(ii)          or a change in the composition of the Board of Westaff over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

A transaction shall not constitute a Change in Control if its sole purpose is to create a holding company that will be owned, directly or indirectly, in substantially the same proportions by the persons who held the Westaff’s securities immediately before such transaction.”

All other terms and conditions of the above-referenced Employment Agreement shall remain in full force and effect unless otherwise amended herein.

EXECUTIVE:	COMPANY:

WESTAFF SUPPORT, INC.

/s/ Dwight S. Pedersen	/s/ W. Robert Stover
Dwight S. Pedersen	By:	W. Robert Stover
	Title:	Chairman of the Board

WESTAFF:
WESTAFF, INC.

/s/ W. Robert Stover
	By:	W. Robert Stover
	Title:	Chairman of the Board